Exhibit 99.1

NEWS RELEASE

For Immediate Release

TriZetto Reports Increases of 19% in Revenue

and 38% in Adjusted EBITDA for Full-Year 2006;

Guides to 32%-47% Adjusted EBITDA Growth in 2007

NEWPORT BEACH, Calif. – February 5, 2007 – The TriZetto Group, Inc. (Nasdaq: TZIX) today reported diluted earnings per share (EPS) for the full-year 2006 of $0.33, on revenue of $347.9 million. EPS performance at the high end of the company’s guidance range included a one-time ($0.29) per share patent litigation settlement charge in the third quarter, and a ($0.13) full-year per share negative effect of expensing stock-based compensation under SFAS 123R, which was not included in last year’s EPS.

“I am very proud of the exceptional teamwork across TriZetto in 2006 that dramatically expanded our ability to deliver innovative, integrated solutions for our customers,” said Jeff Margolis, TriZetto’s chairman and chief executive officer. “These solutions include enhanced consumer-retail healthcare capabilities, integrated cost and quality of care management and the introduction of true real-time point-of-service adjudication. Looking forward, TriZetto’s substantially greater financial strength and industry footprint provides many exciting opportunities for further innovation in 2007.”

Added Kathleen Earley, TriZetto’s president and chief operating officer, “We had big goals for 2006 and our team executed well across the company to deliver an outstanding year of strong bookings and revenue, a healthy mix of all of our products and services, and record backlog.”

Financial Summary (in millions, except per share amounts)

	Year Ended Dec. 31, 2006	Year Ended Dec. 31, 2005	Change
Revenue	$347.9	$292.2	19.1%
Bookings	$381.6	$296.6	28.7%
Total Backlog	$858.2	$703.4	22.0%
Net Income	$15.1	$22.0	(31.4%)
Diluted EPS	$0.33	$0.48	(31.3%)
Adjusted EBITDA*	$66.7	$48.2	38.4%
Cash Resources	$108.0	$108.5	(0.5%)
Cash Provided by Operating Activities	$40.2	$43.8	(8.2%)
Capital Expenditures	$22.1	$17.2	28.5%
*	Definition and reconciliation to GAAP is included in the attached financial schedules

Revenue

Full-year 2006 revenue totaled $347.9 million, versus $292.2 million in 2005. The $55.7 million year-over-year improvement included revenue increases of $26.3 million in software licenses, $14.0 million in consulting and other non-recurring services, $7.9 million in software maintenance and $7.5 million in outsourced services.

Non-recurring revenue represented 49.6% of total revenue in 2006, compared to 45.2% in 2005, driven by larger increases in license and consulting revenue.

Fourth quarter revenue was $88.5 million, versus $74.8 million in the fourth quarter a year ago.

New Business Bookings

For the full-year 2006, TriZetto signed 1,008 new customer contracts with a total value of $381.6 million, compared to $296.6 million in 2005. Contract bookings comprise a mix of current and future period revenue and represent the expected minimum total revenue to be generated under each contract. New contract bookings will vary from one quarter to the next based upon a number of factors including product mix.

Fourth-quarter new contract bookings were $139.7 million, and included $59.5 million for outsourced services contracts (software hosting, business process outsourcing and other services); $47.4 million for software license contracts; and $32.8 million for consulting, implementation, software customization and other services.

Backlog

The company’s total revenue backlog was approximately $858 million at December 31, 2006, compared to $703 million at December 31, 2005 and $748 million at September 30, 2006. Twelve-month revenue backlog was approximately $213 million at December 31, 2006, compared to $185 million at December 31, 2005 and $192 million at September 30, 2006. The timing of contract closings and other factors can cause the company’s backlog to vary from one quarter to the next.

Profitability

Full-year 2006 net income was $15.1 million, or $0.33 per diluted share, compared to net income of $22.0 million, or $0.48 per diluted share, in 2005. The 2006 year’s EPS included a ($0.29) charge for the settlement of patent litigation with McKesson Corporation taken in the third quarter, and ($0.13) negative impact from both the equity and cash expense effects of adopting Statement of Financial Accounting Standards No. 123R, which requires all companies to expense stock-based compensation beginning in 2006.

Due to the company’s Federal net operating loss (NOL) carry forwards, the company’s 2006 tax provision represented an effective rate of approximately 14.2%. In 2007, we expect that the tax rate reflected on the financial statements will be approximately 40%.

At year-end 2006, TriZetto had $38 million of NOL carry forwards available to use in 2007. While the NOL will reduce cash taxes to be paid in 2007 by an estimated $15 million, it will not reduce the tax expense recorded to the income statement. The $15 million estimated cash benefit of the NOL will be applied directly to the company’s balance sheet.

Adjusted EBITDA for 2006 was $66.7 million, up 38.4% from $48.2 million in 2005. Fourth quarter Adjusted EBITDA was $17.8 million, versus $12.8 million in the year-ago quarter. TriZetto reports earnings in accordance with Generally Accepted Accounting Principles (GAAP), and additionally reports certain non-GAAP measures, such as Adjusted EBITDA, believing that these provide additional information for investors to evaluate the company’s financial performance. A definition of Adjusted EBITDA and a reconciliation to GAAP measures are included in the attached financial schedules.

Record gross margin for 2006 was 48.4%, compared to 45.8% in 2005. Recurring revenue gross margin for 2006 was 43.7%, versus 42.0% in 2005; non-recurring revenue gross margin for 2006 was 53.3%, versus 50.3%. The improvements were driven primarily by a higher-margin mix of revenue, improved pricing and operating efficiencies. Fourth quarter gross margin was also a record at 49.9%.

Research and development expenses of $42.8 million represented 12.3% of 2006 revenue, 150 basis points higher than 10.8% of revenue for 2005. This increase reflected development for the cost and quality of care solutions acquired in December 2005, as well as continuing investments in core administration and component software to add new capabilities and functionality.

Selling, general and administrative expense for 2006 was $103.8 million, or 29.8% of revenue, including the $15 million litigation settlement charge, compared to $76.8 million in 2005. In addition to the litigation settlement charge, the increase over 2005 reflects higher wages and benefits for investments in sales and market-facing positions, expense for equity based compensation under SFAS 123R, higher incentive plan accruals and higher net legal costs.

Cash Resources and Cash Flow

Cash, restricted cash and short-term investments totaled $108.0 million at December 31, 2006, versus $108.5 million at December 31, 2005. Net cash provided by operating activities during 2006 was $40.2 million, including the first $7.5 million payment of the McKesson settlement. This compares to $43.8 million for 2005. Capital expenditures in the fourth quarter of 2006 were $6.2 million, bringing the year to $22.1 million, versus $17.2 million in 2005. Days sales outstanding for the fourth quarter of 2006 was 69 days, versus 61 in the year-ago quarter and 63 in the third quarter of 2006.

Guidance for 2007 includes full tax rate

For the full year 2007, TriZetto expects between $425 and $445 million of revenue, representing a 22% to 28% increase over 2006. TriZetto expects diluted EPS to be $0.39 to $0.50 which includes an estimated ($0.25) per share negative impact, as compared to 2006, due to the effect of a full tax rate in 2007 caused by the application of the remaining NOL cash benefit to the balance sheet. Non-cash items having a negative impact on 2007 EPS include the expensing of equity based compensation, estimated at ($0.12), and depreciation and amortization, estimated at ($0.40).

Adjusted EBITDA for 2007 is expected to be between $88 and $98 million, an increase of 32% to 47% over 2006 Adjusted EBITDA. Capital expenditures in 2007 are expected to be between $25 and $28 million. The diluted share count for 2007, which is determined as if the company’s $100 million of convertible debt is fully converted to equity, is expected to be approximately 54 million.

For the first quarter of 2007, the company expects revenue of between $100 and $110 million, EPS of between $0.08 and $0.12 on a diluted share count of approximately 53 million, and Adjusted EBITDA of between $20 and $23 million.

Conference Call

TriZetto will host a conference call at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time today to discuss the quarter’s results. Investors may access the webcast through TriZetto’s web site at www.trizetto.com, first by clicking on the Investors button, and then on the Company Information drop-down menu item. The conference call will be archived and available through TriZetto’s web site for 30 days following the call.

The webcast will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About TriZetto

With its technology touching nearly half of the U.S. insured population, TriZetto is distinctly focused on accelerating the ability of healthcare payers to lead the industry’s transformation to consumer-retail healthcare. The company provides premier information technology solutions that enhance its customers’ revenue growth, increase their administrative efficiency and improve the cost and quality of care for their members. Healthcare payers include national and regional health insurance plans, and benefits administrators that provide transaction services to self-insured employer groups. The company’s broad array of payer-focused information technology offerings include enterprise and component software, hosting and business process outsourcing services, and consulting. Headquartered in Newport Beach, Calif., TriZetto can be reached at 949-719-2200 or at www.trizetto.com.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future revenue, profits, cash flows and financial results, the market for TriZetto’s services, future service offerings, industry trends, client and partner relationships, TriZetto’s operational capabilities, future financial structure, uses of cash, anticipated dilution or accretion of acquisitions or proposed transactions. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the ability of TriZetto to successfully integrate the businesses of TriZetto and its acquisitions or partners; the contributions of acquisitions to TriZetto’s operating results; the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, other risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of TriZetto’s customers, the ability of TriZetto to meet its contractual obligations to customers, including service level and disaster recovery commitments, changes in government laws and regulations; and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s Investor Relations department at 949-719-2225 or at TriZetto’s web site at www.trizetto.com. All information in this release is as of February 5, 2007. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

# # #

Contacts:	Investors:	Media:
	Brad Samson	Audrey McDill
	949-719-2220	303-495-7197
	brad.samson@trizetto.com	audrey.mcdill@trizetto.com

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,
	2006	2005
Revenue
Recurring revenue	$45,363	$41,553
Non-recurring revenue	43,109	33,287

Total revenue	88,472	74,840

Cost of revenue
Recurring revenue	25,015	23,760
Non-recurring revenue	19,280	16,319

Total cost of revenue	44,295	40,079

Gross profit	44,177	34,761

Operating expenses
Research and development	10,982	6,992
Selling, general and administrative	22,961	21,296
Amortization of other intangible assets	1,243	289

Total operating expenses	35,186	28,577

Income from operations	8,991	6,184

Interest income	1,051	987
Interest expense	(850)	(836)

Income before provision for income taxes	9,192	6,335

Provision for income taxes	(1,646)	(71)

Net income	$7,546	$6,264

Net income per share:
Basic	$0.18	$0.15

Diluted (1)	$0.16	$0.14

Weighted average shares outstanding:
Basic	42,744	41,519

Diluted (1)	46,273	45,518

Other financial data (2):
Adjusted EBITDA	$17,779	$12,804
12-month backlog	$213,300	$185,100
Total backlog	$858,200	$703,400

(1) For the quarters ended December 31, 2006 and 2005, the 5.3 million shares from the assumed conversion of the long-term convertible debt were antidilutive. Accordingly, diluted shares excludes the 5.3 million convertible shares, and convertible debt is reflected as debt in reported diluted EPS.

(2) See accompanying notes for a definition of 12-month and total backlog, and for a definition of Adjusted EBITDA and a reconciliation of Net income to Adjusted EBITDA

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2006	2005
Revenue
Recurring revenue	$175,505	$160,137
Non-recurring revenue	172,432	132,082

Total revenue	347,937	292,219

Cost of revenue
Recurring revenue	98,887	95,699
Non-recurring revenue	80,517	65,706

	179,404	161,405
Recurring revenue - loss on contracts	—	(2,877)

Total cost of revenue	179,404	158,528

Gross profit	168,533	133,691

Operating expenses
Research and development	42,789	31,655
Selling, general and administrative	103,809	76,758
Amortization of other intangible assets	4,987	2,885

Total operating expenses	151,585	111,298

Income from operations	16,948	22,393

Interest income	3,823	1,619
Interest expense	(3,342)	(1,579)
Other income	180	—

Income before provision for income taxes	17,609	22,433

Provision for income taxes	(2,494)	(412)

Net income	$15,115	$22,021

Net income per share:
Basic	$0.36	$0.52

Diluted (1)	$0.33	$0.48

Weighted average shares outstanding:
Basic	42,389	41,948

Diluted (1)	45,691	45,503

Other financial data (2):
Adjusted EBITDA	$66,710	$48,191
12-month backlog	$213,300	$185,100
Total backlog	$858,200	$703,400

(1) For the years ended December 31, 2006 and 2005, the 5.3 million shares from the assumed conversion of the long-term convertible debt were antidilutive. Accordingly, diluted shares excludes the 5.3 million convertible shares, and convertible debt is reflected as debt in reported diluted EPS.

(2) See accompanying notes for a definition of 12-month and total backlog, and for a definition of Adjusted EBITDA and a reconciliation of Net income to Adjusted EBITDA

The TriZetto Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$107,057	$106,940
Restricted cash	921	1,543
Accounts receivable, net	64,386	41,745
Deferred tax assets	406	—
Prepaid expenses and other current assets	11,279	11,375

Total current assets	184,049	161,603
Property and equipment, net	26,777	25,730
Capitalized software development costs, net	27,913	28,724
Goodwill	90,863	87,170
Other intangible assets, net	27,347	3,335
Other assets	12,348	11,177

Total assets	$369,297	$317,739

Liabilities and Stockholders’ Equity
Current liabilities:
Notes payable	$115	$120
Current portion of capital lease obligations	1,461	1,979
Accounts payable	18,091	14,959
Accrued liabilities	62,391	56,957
Deferred revenue	30,508	35,625

Total current liabilities	112,566	109,640
Long-term convertible debt	100,000	100,000
Long-term revolving line of credit	12,000	—
Other long-term liabilities	2,340	1,752
Capital lease obligations	2,030	1,065
Deferred revenue	6,453	3,924

Total liabilities	235,389	216,381

Common stock	44	42
Additional paid-in capital	376,633	362,186
Deferred stock compensation	—	(2,986)
Accumulated deficit	(242,769)	(257,884)

Total stockholders’ equity	133,908	101,358

Total liabilities and stockholders’ equity	$369,297	$317,739

The TriZetto Group, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

Backlog

Total backlog is defined as revenue we expect to generate in future periods from existing customer contracts. Our 12-month backlog is defined as the revenue we expect to generate from existing customer contracts over the next 12 months. Most of the revenue in our backlog is derived from multi-year recurring revenue contracts (including software hosting, business process outsourcing, IT outsourcing, and software maintenance). For purposes of calculating our backlog and based upon our previous experience, we assume software maintenance contracts will be renewed for a period of up to seven years. We classify revenue from software license and consulting contracts as non-recurring. Consulting revenue is included in the backlog when the revenue from such consulting contract will be recognized over a period exceeding 12 months.

Non-GAAP Financial Measures

In this press release and our other public statements in connection with this press release, we use the non-GAAP financial measure, “Adjusted EBITDA,” as originally defined in our press release dated October 25, 2005. We define Adjusted EBITDA as net income, excluding the impact of interest expense, income taxes, depreciation and amortization, charges for legal settlements, charges for facility closures and asset impairment, stock-based compensation expense and charges for expected future loss on contracts. We use Adjusted EBITDA to provide meaningful supplemental information regarding our operating performance and profitability by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Because our capital structure, effective income tax rates, capitalized asset values and equity-based compensation levels are different than those of other companies, we believe that Adjusted EBITDA facilitates comparisons of our results of operations with those of other companies. Further, we believe that Adjusted EBITDA, which excludes certain factors which are not indicative of ongoing operations such as charges for legal settlements, facility closures, asset impairment and future loss on contracts, can assist management and investors in assessing the financial operating performance and underlying strength of our core business. We use Adjusted EBITDA in our cash bonus program to evaluate management’s performance for compensation purposes, and we have agreed with our lender to maintain levels of an adjusted form of EBITDA as specified in financial covenants to our secured debt facility.

In the third quarter of 2006, we entered into a settlement agreement with McKesson Information Solutions LLC (“McKesson”) to settle a lawsuit. As part of the settlement agreement, TriZetto agreed to pay McKesson a one-time royalty fee of $15 million. We excluded this one-time charge from Adjusted EBITDA as it was not indicative of our ongoing operations.

During the fourth quarter of 2003, we decided to wind-down our outsourcing services to physician group customers. In the second quarter of 2005, we executed termination agreements with our two remaining physician group customers. This resulted in the reversal of the remaining balance in our loss on contracts accrual of $2.9 million. This amount was excluded from Adjusted EBITDA as it is not indicative of ongoing operations.

We also excluded from Adjusted EBITDA losses for facility closures and a gain from the sale of our credentialing and verification business. The losses for facility closures were approximately $187,000 in the 2006 and approximately $1.1 million in 2005. The charges reflected our remaining payment obligations under lease agreements for closed facilities. Because the facilities were non-performing, we excluded the charges from Adjusted EBITDA as they were not indicative of our ongoing operations. The gain from the sale of our credentialing and verification business was $75,000, partially offsetting the losses for facility closures in 2006. We excluded this gain from Adjusted EBITDA as it related to a business we had decided to exit and therefore is not indicative of our ongoing operations.

Additionally, in 2006, we recognized a gain of $180,000 from the sale of a domain name, which was eliminated from Adjusted EBITDA. We excluded this gain from Adjusted EBITDA as it related to a one-time sale of an asset and therefore is not indicative of our ongoing operations.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) 123R, “Share-Based Payment.” This statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified prospective method. Under this method, the provisions of SFAS 123R apply to all awards granted or modified after the date of adoption. Consistent with our definition noted above to exclude stock-based compensation expense, Adjusted EBITDA excludes the impact of the equity expense of SFAS 123R and other stock-based compensation expenses.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered in isolation of, or as a substitute for, the information prepared and presented in accordance with GAAP. In addition, Adjusted EBITDA should not be considered as a measure of liquidity or free cash flow for management’s discretionary use, as it excludes certain cash requirements such as interest expense, income taxes, costs to replace depreciated or amortized assets, costs arising from certain facility closures and losses on contracts. Because not all companies calculate Adjusted EBITDA identically, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. We compensate for these limitations by relying primarily on our GAAP results and use Adjusted EBITDA supplementally.

Reconciliation of Non-GAAP Financial Measures

The following schedule provides a reconciliation of GAAP Net income to Adjusted EBITDA for the periods indicated (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Net income	$7,546	$6,264	$15,115	$22,021
Interest (income) expense, net	(201)	(151)	(481)	(40)
Provision for income taxes	1,646	71	2,494	412
Operating depreciation and amortization	5,572	5,886	22,237	23,282
Amortization of other intangible assets	1,243	289	4,987	2,885
Stock-based compensation	1,961	445	7,426	1,397
Legal settlement	—	—	15,000	—
Loss on contracts	—	—	—	(2,877)
Restructuring, impairment and other charges	12	—	112	1,111
Other income	—	—	(180)	—

Adjusted EBITDA	$17,779	$12,804	$66,710	$48,191

The following schedules provide a reconciliation of non-GAAP financial guidance for the periods indicated (in thousands):

	2007 Guidance
	Low Range	High Range
Adjusted EBITDA	$88,000	$98,000

Operating expenses
Operating depreciation and amortization	($25,000)	($24,000)
Amortization of other intangible assets	($11,500)	($11,500)
Stock-based compensation	($11,000)	($12,000)
Interest and other, net	($8,000)	($7,500)
Income taxes	($13,000)	($17,500)

	($68,500)	($72,500)
Net income	$19,500	$25,500

	Q1 2007 Guidance
	Low Range	High Range
Adjusted EBITDA	$20,000	$23,000

Operating expenses
Operating depreciation and amortization	($6,000)	($6,000)
Amortization of other intangible assets	($3,000)	($3,000)
Stock-based compensation	($2,500)	($3,000)
Interest and other, net	($2,000)	($1,500)
Income taxes	($2,500)	($3,750)

	($16,000)	($17,250)
Net income	$4,000	$5,750